Exhibit 99.1

ANNALY CAPITAL MANAGEMENT, INC. REPORTS 2nd QUARTER 2017 RESULTS

NEW YORK—(BUSINESS WIRE)—August 2, 2017 -- Annaly Capital Management, Inc. (NYSE: NLY) (the “Company” or “Annaly”) today announced its financial results for the quarter ended June 30, 2017.

Quarterly Financial Highlights
•	GAAP net income was $14.5 million, ($0.01) loss per average common share
•	Core earnings (excluding PAA) were $332.6 million, $0.30 per average common share
•	GAAP return on average equity was 0.46% and core return on average equity (excluding PAA) was 10.54%
•	Book value per common share of $11.19
•	Economic leverage increased modestly to 6.4x as compared to 6.1x at March 31, 2017 and unchanged from December 31, 2016
•	Declared common stock dividend of $0.30 per share for the 15th consecutive fiscal quarter
•	Year-to-date annualized economic return of 11.3%

Recent Business Highlights
•	Successfully executed a $1.5 billion combination common and preferred stock capital raise
•	Announced redemption of 7.875% Series A Cumulative Redeemable Preferred Stock, lowering the economic cost of preferred capital by 30 bps
•	Increased stock ownership commitments from CEO, CIO, CLO, CCO and CFO to be achieved solely with open market purchases
•
Establishment of relationships with dedicated third party strategic partners across our four businesses, including Bayview Asset Management through the sale of Pingora Holdings; as well as with Pearlmark Real Estate Partners, through the acquisition of LP and GP interests in a Pearlmark fund

“The second quarter of 2017 was another strong and stable reporting period for Annaly,” commented Kevin Keyes, Chief Executive Officer and President.  “Amidst a relatively favorable investment backdrop we delivered core earnings (excluding PAA) equal to the $0.30 dividend we have now distributed to our shareholders for the 15th consecutive quarter.  We have also recently made several complementary strategic and organizational announcements including: selling Pingora Holdings to Bayview Asset Management, initiating a new joint venture in the MSR asset class with a premier Sovereign Wealth Fund, beginning a Commercial Real Estate partnership, hiring several senior hires to our investment teams and voluntarily increasing the stock purchase commitments by all of our Named Executive Officers.

“Also, subsequent to the end of the quarter, we opportunistically raised over $1.5 billion in two public offerings, executing the fourth largest overnight block trade in the entire US market this year and completing the largest non-rated preferred offering ever,” Mr. Keyes continued.  “These offerings, as well as the announced redemption of our Series A Preferred, are accretive to shareholder value, enhance our liquidity position, efficiently reduce our cost of capital and further position us to capitalize on the numerous growth opportunities for our diversified platform. The strong demand for these sizeable and attractively priced offerings is recognition of our market leadership and the direct result of our comprehensive investor outreach effort, which has successfully broadened and diversified our shareholder base.”

Financial Performance

The following table summarizes certain key performance indicators as of and for the quarters ended June 30, 2017, March 31, 2017, and June 30, 2016:

	June 30, 2017	March 31, 2017	June 30, 2016
Book value per common share	$11.19	$11.23	$11.50
Economic leverage at period-end (1)	6.4:1	6.1:1	6.1:1
GAAP net income (loss) per average common share (2)	$(0.01)	$0.41	$(0.32)
Core earnings (excluding PAA) per average common share *(2)(3)	$0.30	$0.31	$0.29
Core earnings per average common share *(2)(3)	$0.23	$0.29	$0.19
PAA cost (benefit) per average common share	$0.07	$0.02	$0.10
Annualized return (loss) on average equity	0.46%	13.97%	(9.60%)
Annualized core return on average equity (excluding PAA) *	10.54%	10.66%	9.73%
Average yield on interest earning assets (4)	2.58%	2.74%	2.48%
Average yield on interest earning assets (excluding PAA) *(4)	2.93%	2.83%	2.95%
Net interest margin (5)	1.23%	1.47%	1.15%
Net interest margin (excluding PAA) *(5)	1.53%	1.55%	1.54%
Net interest spread	0.84%	1.15%	0.80%
Net interest spread (excluding PAA) *	1.19%	1.24%	1.27%

*	Represents a non-GAAP financial measure. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.
(1)	Computed as the sum of recourse debt, to-be-announced (“TBA”) derivative notional outstanding and net forward purchases of investments divided by total equity. Recourse debt consists of repurchase agreements and other secured financing. Securitized debt, participation sold and mortgages payable are non-recourse to the Company and are excluded from this measure.
(2)	Net of dividends on preferred stock.
(3)	Core earnings is defined as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and investments measured at fair value through earnings, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, corporate acquisition related expenses and certain other non-recurring gains or losses, and inclusive of TBA dollar roll income (a component of Net gains (losses) on trading assets) and realized amortization of MSRs (a component of net unrealized gains (losses) on investments measured at fair value through earnings). Core earnings (excluding PAA) excludes the premium amortization adjustment (“PAA”) representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.
(4)	Annualized yield on interest earning assets represents annualized interest income divided by average interest earning assets. Average interest earning assets reflects the average amortized cost of our investments during the period. Annualized yield on interest earning assets (excluding PAA) is calculated using annualized interest income (excluding PAA).
(5)
Represents the sum of the Company’s annualized economic net interest income (inclusive of interest expense on interest rate swaps used to hedge cost of funds) plus TBA dollar roll income (less interest expense on swaps used to hedge TBA dollar roll transactions) divided by the sum of its average interest earning assets plus average outstanding TBA derivative balances.

Other Information

This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as “may,” “will,” “believe,” “expect,” “anticipate,” “continue,” “think,” or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financings; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial business; our ability to grow our residential mortgage credit business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights and ownership of a servicer; our ability to consummate any contemplated investment opportunities; changes in government regulations affecting our business; our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; and our ability to maintain our exemption from registration under the Investment Company Act of 1940, as amended. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders through capital preservation, prudent selection of investments, and continuous management of its portfolio. Annaly has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Annaly is externally managed by Annaly Management Company LLC. Additional information on the company can be found at www.annaly.com.

The Company prepares a supplemental investor presentation and a financial summary for the benefit of its shareholders. Both the Second Quarter 2017 Investor Presentation and the Second Quarter 2017 Financial Summary can be found at the Company’s website (www.annaly.com) in the Investors section under Investor Presentations.

Conference Call

The Company will hold the second quarter 2017 earnings conference call on August 3, 2017 at 10:00 a.m. Eastern Time. The number to call is 888-317-6003 for domestic calls and 412-317-6061 for international calls. The conference passcode is 8632226. There will also be an audio webcast of the call on www.annaly.com. The replay of the call will be available for one week following the conference call. The replay number is 877-344-7529 for domestic calls and 412-317-0088 for international calls and the conference passcode is 10110276. If you would like to be added to the e-mail distribution list, please visit www.annaly.com, click on Investors, then select Email Alerts and complete the email notification form.

Financial Statements

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(dollars in thousands, except per share data)

	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016(1)	2016	2016
	(Unaudited)	(Unaudited)		(Unaudited)	(Unaudited)
ASSETS

Cash and cash equivalents (2)	$700,692	$819,421	$1,539,746	$2,382,188	$2,735,250
Investments, at fair value:
Agency mortgage-backed securities	73,963,998	72,708,490	75,589,873	73,476,105	64,862,992
Credit risk transfer securities	605,826	686,943	724,722	669,295	520,321
Non-Agency mortgage-backed securities	1,234,053	1,409,093	1,401,307	1,460,261	1,197,549
Residential mortgage loans (3)	779,685	682,416	342,289	310,148	-
Mortgage servicing rights	605,653	632,166	652,216	492,169	-
Commercial real estate debt investments (4)	3,972,560	4,102,613	4,321,739	4,319,077	4,361,972
Commercial real estate debt and preferred equity, held for investment (5)	928,181	985,091	970,505	1,070,197	1,137,971
Commercial loans held for sale, net	-	-	114,425	144,275	164,175
Investments in commercial real estate	474,510	462,760	474,567	500,027	504,605
Corporate debt	773,957	841,265	773,274	716,831	669,612
Interest rate swaps, at fair value (2)	10,472	19,195	68,194	113,253	146,285
Other derivatives, at fair value	154,004	196,935	171,266	87,921	137,490
Receivable for investments sold	9,784	354,126	51,461	493,839	697,943
Accrued interest and dividends receivable	263,217	266,887	270,400	260,583	227,225
Other assets	399,456	388,224	333,063	301,419	237,959
Goodwill	71,815	71,815	71,815	71,815	71,815
Intangible assets, net	28,715	31,517	34,184	39,903	43,306
Total assets	$84,976,578	$84,658,957	$87,905,046	$86,909,306	$77,716,470

LIABILITIES AND STOCKHOLDERS’ EQUITY

Liabilities:
Repurchase agreements	$62,497,400	$62,719,087	$65,215,810	$61,784,121	$53,868,385
Other secured financing	3,785,543	3,876,150	3,884,708	3,804,742	3,588,326
Securitized debt of consolidated VIEs (6)	3,438,675	3,477,059	3,655,802	3,712,821	3,748,289
Participation sold	-	12,760	12,869	12,976	13,079
Mortgages payable	311,810	311,707	311,636	327,632	327,643
Interest rate swaps, at fair value (2)	614,589	572,419	1,443,765	2,919,492	3,208,986
Other derivatives, at fair value	99,380	52,496	86,437	73,445	154,017
Dividends payable	305,709	305,691	305,674	269,111	277,479
Payable for investments purchased	1,043,379	340,383	65,041	454,237	746,090
Accrued interest payable	185,720	182,478	163,013	173,320	159,435
Accounts payable and other liabilities	84,948	161,378	184,319	115,606	62,868
Total liabilities	72,367,153	72,011,608	75,329,074	73,647,503	66,154,597
Stockholders’ Equity:
7.875% Series A Cumulative Redeemable Preferred Stock: 7,412,500 authorized, issued and outstanding	177,088	177,088	177,088	177,088	177,088
7.625% Series C Cumulative Redeemable Preferred Stock 12,650,000 authorized, 12,000,000 issued and outstanding	290,514	290,514	290,514	290,514	290,514
7.50% Series D Cumulative Redeemable Preferred Stock: 18,400,000 authorized, issued and outstanding	445,457	445,457	445,457	445,457	445,457
7.625% Series E Cumulative Redeemable Preferred Stock: 11,500,000 authorized, issued and outstanding	287,500	287,500	287,500	287,500	-
Common stock, par value $0.01 per share, 1,945,437,500, 1,945,437,500, 1,945,437,500, 1,945,437,500 and 1,956,937,500 authorized, 1,019,027,880, 1,018,971,441, 1,018,913,249, 1,018,857,866 and 924,929,607 issued and outstanding, respectively	10,190	10,190	10,189	10,189	9,249
Additional paid-in capital	15,581,760	15,580,038	15,579,342	15,578,677	14,575,426
Accumulated other comprehensive income (loss)	(850,767)	(1,126,091)	(1,085,893)	1,119,677	1,117,046
Accumulated deficit	(3,339,228)	(3,024,670)	(3,136,017)	(4,655,440)	(5,061,565)
Total stockholders’ equity	12,602,514	12,640,026	12,568,180	13,253,662	11,553,215
Noncontrolling interest	6,911	7,323	7,792	8,141	8,658
Total equity	12,609,425	12,647,349	12,575,972	13,261,803	11,561,873
Total liabilities and equity	$84,976,578	$84,658,957	$87,905,046	$86,909,306	$77,716,470

(1)	Derived from the audited consolidated financial statements at December 31, 2016.
(2)	As a result of a change to a clearing organization’s rulebook effective January 3, 2017, beginning with the first quarter 2017 and in subsequent periods the Company is presenting the fair value of centrally cleared interest rate swaps net of variation margin pledged under such transactions. The variation margin was previously reported under cash and cash equivalents and is currently reported as a reduction to interest rate swaps, at fair value. Balances reported prior to the effective date will not be adjusted.
(3)	Includes securitized residential mortgage loans of a consolidated variable interest entity (“VIE”) carried at fair value of $150.9 million, $155.6 million, $165.9 million and $176.7 million at June 30, 2017, March 31, 2017, December 31, 2016 and September 30, 2016, respectively.
(4)	Includes senior securitized commercial mortgage loans of consolidated VIEs with a carrying value of $3.7 billion, $3.7 billion, $3.9 billion, $4.0 billion and $4.0 billion at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively.
(5)	Includes senior securitized commercial mortgage loans of a consolidated VIE with a carrying value of $0, $0, $0, $128.9 million and $187.2 million at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively.
(6)	Includes securitized debt of consolidated VIEs carried at fair value of $3.4 billion, $3.5 billion, $3.7 billion, $3.7 billion and $3.7 billion at June 30, 2017, March 31, 2017, December 31, 2016, September 30, 2016 and June 30, 2016, respectively.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(UNAUDITED)
(dollars in thousands, except per share data)

	For the quarters ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2017	2017	2016	2016	2016
Net interest income:
Interest income	$537,426	$587,727	$807,022	$558,668	$457,118
Interest expense	222,281	198,425	183,396	174,154	152,755
Net interest income	315,145	389,302	623,626	384,514	304,363

Realized and unrealized gains (losses):
Realized gains (losses) on interest rate swaps(1)	(96,470)	(104,156)	(103,872)	(124,572)	(130,762)
Realized gains (losses) on termination of interest rate swaps	(58)	-	(55,214)	1,337	(60,064)
Unrealized gains (losses) on interest rate swaps	(177,567)	149,184	1,430,668	256,462	(373,220)
Subtotal	(274,095)	45,028	1,271,582	133,227	(564,046)
Net gains (losses) on disposal of investments	(5,516)	5,235	7,782	14,447	12,535
Net gains (losses) on trading assets	(14,423)	319	(139,470)	162,981	81,880
Net unrealized gains (losses) on investments measured at fair value through earnings	16,240	23,683	110,742	29,675	(54,154)
Bargain purchase gain	-	-	-	72,576	-
Subtotal	(3,699)	29,237	(20,946)	279,679	40,261
Total realized and unrealized gains (losses)	(277,794)	74,265	1,250,636	412,906	(523,785)

Other income (loss)	30,865	31,646	30,918	29,271	(9,930)

General and administrative expenses:
Compensation and management fee	38,938	39,262	39,845	38,709	36,048
Other general and administrative expenses	15,085	14,566	15,608	59,028	13,173
Total general and administrative expenses	54,023	53,828	55,453	97,737	49,221

Income (loss) before income taxes	14,193	441,385	1,849,727	728,954	(278,573)
Income taxes	(329)	977	1,244	(1,926)	(76)
Net income (loss)	14,522	440,408	1,848,483	730,880	(278,497)
Net income (loss) attributable to noncontrolling interest	(102)	(103)	(87)	(336)	(385)
Net income (loss) attributable to Annaly	14,624	440,511	1,848,570	731,216	(278,112)
Dividends on preferred stock	23,473	23,473	23,473	22,803	17,992
Net income (loss) available (related) to common stockholders	$(8,849)	$417,038	$1,825,097	$708,413	$(296,104)

Net income (loss) per share available (related) to common stockholders:
Basic	$(0.01)	$0.41	$1.79	$0.70	$(0.32)
Diluted	$(0.01)	$0.41	$1.79	$0.70	$(0.32)

Weighted average number of common shares outstanding:
Basic	1,019,000,817	1,018,942,746	1,018,886,380	1,007,607,893	924,887,316
Diluted	1,019,000,817	1,019,307,379	1,019,251,111	1,007,963,406	924,887,316

Net income (loss)	$14,522	$440,408	$1,848,483	$730,880	$(278,497)

Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	261,964	(59,615)	(2,206,288)	18,237	483,930
Reclassification adjustment for net (gains) losses included in net income (loss)	13,360	19,417	718	(15,606)	(7,250)
Other comprehensive income (loss)	275,324	(40,198)	(2,205,570)	2,631	476,680
Comprehensive income (loss)	289,846	400,210	(357,087)	733,511	198,183
Comprehensive income (loss) attributable to noncontrolling interest	(102)	(103)	(87)	(336)	(385)
Comprehensive income (loss) attributable to Annaly	$289,948	$400,313	$(357,000)	$733,847	$198,568
(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

ANNALY CAPITAL MANAGEMENT, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
(dollars in thousands, except per share data)
(Unaudited)

	For the six months ended
	June 30,	June 30,
	2017	2016
Net interest income:
Interest income	$1,125,153	$845,261
Interest expense	420,706	300,202
Net interest income	704,447	545,059

Realized and unrealized gains (losses):
Realized gains (losses) on interest rate swaps(1)	(200,626)	(278,237)
Realized gains (losses) on termination of interest rate swaps	(58)	(60,064)
Unrealized gains (losses) on interest rate swaps	(28,383)	(1,404,940)
Subtotal	(229,067)	(1,743,241)
Net gains (losses) on disposal of investments	(281)	10,860
Net gains (losses) on trading assets	(14,104)	207,069
Net unrealized gains (losses) on investments measured at fair value through earnings	39,923	(54,026)
Subtotal	25,538	163,903
Total realized and unrealized gains (losses)	(203,529)	(1,579,338)

Other income (loss)	62,511	(16,045)

General and administrative expenses:
Compensation and management fee	78,200	73,045
Other general and administrative expenses	29,651	24,121
Total general and administrative expenses	107,851	97,166

Income (loss) before income taxes	455,578	(1,147,490)
Income taxes	648	(913)
Net income (loss)	454,930	(1,146,577)
Net income (loss) attributable to noncontrolling interest	(205)	(547)
Net income (loss) attributable to Annaly	455,135	(1,146,030)
Dividends on preferred stock	46,946	35,984
Net income (loss) available (related) to common stockholders	$408,189	$(1,182,014)

Net income (loss) per share available (related) to common stockholders:
Basic	$0.40	$(1.28)
Diluted	$0.40	$(1.28)

Weighted average number of common shares outstanding:
Basic	1,018,971,942	925,850,452
Diluted	1,019,357,697	925,850,452

Net income (loss)	$454,930	$(1,146,577)

Other comprehensive income (loss):
Unrealized gains (losses) on available-for-sale securities	202,349	1,501,637
Reclassification adjustment for net (gains) losses included in net income (loss)	32,777	(6,995)
Other comprehensive income (loss)	235,126	1,494,642
Comprehensive income (loss)	690,056	348,065
Comprehensive income (loss) attributable to noncontrolling interest	(205)	(547)
Comprehensive income (loss) attributable to Annaly	$690,261	$348,612
(1)	Interest expense related to the Company’s interest rate swaps is recorded in Realized gains (losses) on interest rate swaps on the Consolidated Statements of Comprehensive Income.

Key Metrics

The following table presents key metrics of the Company’s portfolio, liabilities and hedging positions, and performance as of and for the quarters ended June 30, 2017, March 31, 2017, and June 30, 2016:

	June 30, 2017	March 31, 2017	June 30, 2016
Portfolio Related Metrics:
Fixed-rate Residential Investment Securities as a percentage of total Residential Investment Securities	86%	85%	92%
Adjustable-rate and floating-rate Residential Investment Securities as a percentage of total Residential Investment Securities	14%	15%	8%
Weighted average experienced CPR for the period	10.9%	11.5%	12.7%
Weighted average projected long-term CPR at period-end	10.6%	10.0%	13.0%

Liabilities and Hedging Metrics:
Weighted average days to maturity on repurchase agreements outstanding at period-end	88	88	129
Hedge ratio (1)	67%	63%	49%
Weighted average pay rate on interest rate swaps at period-end (2)	2.26%	2.25%	2.28%
Weighted average receive rate on interest rate swaps at period-end (2)	1.28%	1.15%	0.74%
Weighted average net rate on interest rate swaps at period-end (2)	0.98%	1.10%	1.54%
Leverage at period-end (3)	5.6:1	5.6:1	5.3:1
Economic leverage at period-end (4)	6.4:1	6.1:1	6.1:1
Capital ratio at period-end	13.2%	13.8%	13.2%

Performance Related Metrics:
Book value per common share	$11.19	$11.23	$11.50
GAAP net income (loss) per average common share (5)	$(0.01)	$0.41	$(0.32)
Core earnings (excluding PAA) per average common share *(5)	$0.30	$0.31	$0.29
Core earnings per average common share *(5)	$0.23	$0.29	$0.19
PAA cost (benefit) per average common share	$0.07	$0.02	$0.10
Dividend declared per common share	$0.30	$0.30	$0.30
Annualized dividend yield (6)	9.96%	10.80%	10.84%
Annualized return (loss) on average equity	0.46%	13.97%	(9.60%)
Annualized core return on average equity (excluding PAA) *	10.54%	10.66%	9.73%
Net interest margin	1.23%	1.47%	1.15%
Net interest margin (excluding PAA) *	1.53%	1.55%	1.54%
Average yield on interest earning assets (7)	2.58%	2.74%	2.48%
Average yield on interest earning assets (excluding PAA) *(7)	2.93%	2.83%	2.95%
Average cost of interest bearing liabilities (8)	1.74%	1.59%	1.68%
Net interest spread	0.84%	1.15%	0.80%
Net interest spread (excluding PAA) *	1.19%	1.24%	1.27%

*	Represents a non-GAAP financial measure. Please refer to the ‘Non-GAAP Financial Measures’ section for additional information.
(1)	Measures total notional balances of interest rate swaps, interest rate swaptions and futures relative to repurchase agreements, other secured financing and TBA notional outstanding.
(2)	Excludes forward starting swaps.
(3)	Debt consists of repurchase agreements, other secured financing, securitized debt, participation sold and mortgages payable. Securitized debt, participation sold and mortgages payable are non-recourse to the Company.
(4)	Computed as the sum of recourse debt, TBA derivative notional outstanding and net forward purchases of investments divided by total equity.
(5)	Net of dividends on preferred stock.
(6)	Based on the closing price of the Company’s common stock of $12.05, $11.11 and $11.07 at June 30, 2017, March 31, 2017 and June 30, 2016, respectively.
(7)	Average interest earning assets reflects the average amortized cost of our investments during the period.
(8)	Includes interest expense on interest rate swaps used to hedge cost of funds.

Non-GAAP Financial Measures

To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), the Company provides the following non-GAAP measures.

•	core earnings and core earnings (excluding PAA);
•	core earnings and core earnings (excluding PAA) per average common share;
•	annualized core return on average equity (excluding PAA);
•	interest income (excluding PAA);
•	economic interest expense;
•	economic net interest income (excluding PAA);
•	average yield on interest earning assets (excluding PAA);
•	net interest margin (excluding PAA) and
•	net interest spread (excluding PAA).

These measures should not be considered a substitute for, or superior to, financial measures computed in accordance with GAAP. While intended to offer a fuller understanding of the Company’s results and operations, non-GAAP financial measures also have limitations. For example, the Company may calculate its non-GAAP metrics, such as core earnings or the PAA, differently than its peers making comparative analysis difficult. Additionally, in the case of non-GAAP measures that exclude the PAA, the amount of amortization expense excluding the PAA is not necessarily representative of the amount of future periodic amortization nor is it indicative of the term over which the Company will amortize the remaining unamortized premium. Changes to actual and estimated prepayments will impact the timing and amount of premium amortization and, as such, both GAAP and non-GAAP results.

These non-GAAP measures provide additional detail to enhance investor understanding of the Company’s period-over-period operating performance and business trends, as well as for assessing the Company’s performance versus that of industry peers. Additional information pertaining to the Company’s use of these non-GAAP financial measures, including discussion of how each such measure is useful to investors, and reconciliations to their most directly comparable GAAP results are provided below.

Amortization

In accordance with GAAP, the Company amortizes or accretes premiums or discounts into interest income for its Agency mortgage-backed securities, excluding interest-only securities, taking into account estimates of future principal prepayments in the calculation of the effective yield. The Company recalculates the effective yield as differences between anticipated and actual prepayments occur. Using third-party model and market information to project future cash flows and expected remaining lives of securities, the effective interest rate determined for each security is applied as if it had been in place from the date of the security’s acquisition. The amortized cost of the security is then adjusted to the amount that would have existed had the new effective yield been applied since the acquisition date. The adjustment to amortized cost is offset with a charge or credit to interest income. Changes in interest rates and other market factors will impact prepayment speed projections and the amount of premium amortization recognized in any given period.

The Company’s GAAP metrics include the unadjusted impact of amortization and accretion associated with this method. Certain of the Company’s non-GAAP metrics exclude the effect of the PAA, which quantifies the component of premium amortization representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term CPR.

The following table illustrates the impact of the PAA on premium amortization expense for the Company’s Residential Investment Securities portfolio for the quarters ended June 30, 2017, March 31, 2017, and June 30, 2016:

	For the quarters ended
	June 30, 2017	March 31, 2017	June 30, 2016
	(dollars in thousands)
Premium amortization expense (accretion)	$251,084	$203,634	$265,475
Less: PAA cost (benefit)	72,700	17,870	85,583
Premium amortization expense exclusive of PAA	$178,384	$185,764	$179,892

	For the quarters ended
	June 30, 2017	March 31, 2017	June 30, 2016
	(per average common share)
Premium amortization expense (accretion)	$0.25	$0.20	$0.29
Less: PAA cost (benefit)	0.07	0.02	0.10
Premium amortization expense exclusive of PAA	$0.18	$0.18	$0.19

Core earnings and core earnings (excluding PAA), core earnings and core earnings (excluding PAA) per average common share and annualized core return on average equity (excluding PAA)

One of the Company’s principal business objectives is to generate net income by earning a net interest spread on its investment portfolio, which is a function of the Company’s interest income from its investment portfolio less financing, hedging and operating costs. Core earnings, which is comprised of interest income plus TBA dollar roll incomei, less financing and hedging costsii and general and administrative expenses, and core earnings (excluding PAA), are used by management and, we believe, used by our analysts and investors, to measure its progress in achieving this objective.

The Company defines “core earnings”, a non-GAAP measure, as net income (loss) excluding gains or losses on disposals of investments and termination of interest rate swaps, unrealized gains or losses on interest rate swaps and investments measured at fair value through earnings, net gains and losses on trading assets, impairment losses, net income (loss) attributable to noncontrolling interest, corporate acquisition related expenses and certain other non-recurring gains or losses, and inclusive of TBA dollar roll income (a component of Net gains (losses) on trading assets) and realized amortization of MSRs (a component of net unrealized gains (losses) on investments measured at fair value through earnings). Core earnings (excluding PAA) excludes the premium amortization adjustment representing the cumulative impact on prior periods, but not the current period, of  quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities.

The Company believes these non-GAAP measures provide management and investors with additional details regarding the Company’s underlying operating results and investment portfolio trends by (i) making adjustments to account for the disparate reporting of changes in fair value where certain instruments are reflected in GAAP net income (loss) while others are reflected in other comprehensive income (loss), and (ii) by excluding certain unrealized, non-cash or episodic components of GAAP net income (loss) in order to provide additional transparency into the operating performance of the Company’s portfolio. Annualized core return on average equity (excluding PAA), which is calculated by dividing core earnings (excluding PAA) over average stockholders’ equity, provides investors with additional detail on the core earnings generated by the Company’s invested equity capital.

The following table presents a reconciliation of GAAP financial results to non-GAAP core earnings for the periods presented.
	For the quarters ended
	June 30, 2017	March 31, 2017	June 30, 2016
	(dollars in thousands, except per share data)
GAAP net income (loss)	$14,522	$440,408	$(278,497)
Less:
Realized (gains) losses on termination of interest rate swaps	58	-	60,064
Unrealized (gains) losses on interest rate swaps	177,567	(149,184)	373,220
Net (gains) losses on disposal of investments	5,516	(5,235)	(12,535)
Net (gains) losses on trading assets	14,423	(319)	(81,880)
Net unrealized (gains) losses on investments measured at fair value through earnings	(16,240)	(23,683)	54,154
Corporate acquisition related expenses (1)	-	-	2,163
Net (income) loss attributable to noncontrolling interest	102	103	385
Plus:
TBA dollar roll income (2)	81,051	69,968	79,519
MSR amortization (3)	(17,098)	(14,030)	-
Core earnings *	259,901	318,028	196,593
Less:
Premium amortization adjustment cost (benefit)	72,700	17,870	85,583
Core earnings (excluding PAA) *	$332,601	$335,898	$282,176

GAAP net income (loss) per average common share (4)	$(0.01)	$0.41	$(0.32)
Core earnings per average common share *(4)	$0.23	$0.29	$0.19
Core earnings (excluding PAA) per average common share *(4)	$0.30	$0.31	$0.29

Annualized GAAP return (loss) on average equity	0.46%	13.97%	(9.60%)
Annualized core return on average equity (excluding PAA) *	10.54%	10.66%	9.73%

*	Represents a non-GAAP financial measure.
(1)	Represents transaction costs incurred in connection with the Company’s acquisition of Hatteras Financial Corp.
(2)	Represents a component of Net gains (losses) on trading assets.
(3)	Represents the portion of changes in fair value that is attributable to the realization of estimated cash flows on the Company’s MSR portfolio and is reported as a component of Net unrealized gains (losses) on investments measured at fair value.
(4)	Net of dividends on preferred stock.

i TBA dollar roll transactions are accounted for as derivatives, with gains and losses reflected as a component of Net gains (losses) on trading assets in the Company’s Consolidated Statements of Comprehensive Income (Loss). TBA dollar roll income represents the economic equivalent of interest income on the underlying security less the implied cost of financing.
ii The interest component of hedging costs are reported as realized gains (losses) on interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss).

From time to time, the Company enters into TBA forward contracts as an alternate means of investing in and financing Agency mortgage-backed securities. A TBA contract is an agreement to purchase or sell, for future delivery, an Agency mortgage-backed security with a specified issuer, term and coupon. A TBA dollar roll represents a transaction where TBA contracts with the same terms but different settlement dates are simultaneously bought and sold. The TBA contract settling in the later month typically prices at a discount to the earlier month contract with the difference in price commonly referred to as the “drop”. The drop is a reflection of the expected net interest income from an investment in similar Agency mortgage-backed securities, net of an implied financing cost, that would be foregone as a result of settling the contract in the later month rather than in the earlier month. The drop between the current settlement month price and the forward settlement month price occurs because in the TBA dollar roll market, the party providing the financing is the party that would retain all principal and interest payments accrued during the financing period. Accordingly, TBA dollar roll income generally represents the economic equivalent of the net interest income earned on the underlying Agency mortgage-backed security less an implied financing cost.

TBA dollar roll transactions are accounted for under GAAP as a series of derivatives transactions. The fair value of TBA derivatives is based on methods similar to those used to value Agency mortgage-backed securities. The Company records TBA derivatives at fair value on its Consolidated Statements of Financial Condition and recognizes periodic changes in fair value as Net gains (losses) on trading assets in the Consolidated Statements of Comprehensive Income (Loss), which includes both unrealized and realized gains and losses on derivatives (excluding interest rate swaps).

TBA dollar roll income is calculated as the difference in price between two TBA contracts with the same terms but different settlement dates multiplied by the notional amount of the TBA contract. Although accounted for as derivatives, TBA dollar rolls capture the economic equivalent of net interest income, or carry, on the underlying Agency mortgage-backed security (interest income less an implied cost of financing). TBA dollar roll income is reported as a component of Net gains (losses) on trading assets in the Consolidated Statements of Comprehensive Income (Loss).

Interest income (excluding PAA), economic interest expense and economic net interest income (excluding PAA)
Interest income (excluding PAA) represents interest income excluding the effect of the PAA, and serves as the basis for deriving average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA), which are discussed below. The Company believes this measure provides management and investors with additional detail to enhance their understanding of the Company’s operating results and trends by excluding the component of premium amortization expense representing the cumulative impact on prior periods, but not the current period, of quarter-over-quarter changes in estimated long-term prepayment speeds related to the Company’s Agency mortgage-backed securities (other than interest-only securities), which can obscure underlying trends in the performance of the portfolio.

Economic interest expense is comprised of interest expense, as computed in accordance with GAAP, plus interest expense on interest rate swaps used to hedge cost of funds, which is a component of Realized gains (losses) on interest rate swaps in the Company’s Consolidated Statements of Comprehensive Income (Loss). The Company uses interest rate swaps to manage its exposure to changing interest rates on its repurchase agreements by economically hedging cash flows associated with these borrowings. Accordingly, adding the contractual interest payments on interest rate swaps to interest expense, as computed in accordance with GAAP, reflects the total contractual interest expense and thus, provides investors with additional information about the cost of our financing strategy.

Similarly, economic net interest income (excluding PAA), as computed below, provides investors with additional information to enhance their understanding of the net economics of our primary business operations.

	For the quarters ended
	June 30, 2017	March 31, 2017	June 30, 2016
	(dollars in thousands)
Interest Income (Excluding PAA) Reconciliation
GAAP interest income	$537,426	$587,727	$457,118
Premium amortization adjustment	72,700	17,870	85,583
Interest income (excluding PAA) *	$610,126	$605,597	$542,701

Economic Interest Expense Reconciliation
GAAP interest expense	$222,281	$198,425	$152,755
Add:
Interest expense on interest rate swaps used to hedge cost of funds	84,252	88,966	108,301
Economic interest expense *	$306,533	$287,391	$261,056

Economic Net Interest Income (Excluding PAA) Reconciliation
Interest income (excluding PAA) *	$610,126	$605,597	$542,701
Less:
Economic interest expense *	306,533	287,391	261,056
Economic net interest income (excluding PAA) *	$303,593	$318,206	$281,645

*	Represents a non-GAAP financial measure.

Average yield on interest earning assets (excluding PAA), net interest spread (excluding PAA) and net interest margin (excluding PAA)
Net interest spread (excluding PAA), which is the difference between the average yield on interest earning assets (excluding PAA) and the average cost of interest bearing liabilities, and net interest margin (excluding PAA), which is calculated by dividing the economic net interest income (excluding PAA) by average interest earning assets, provide management with additional measures of the Company’s profitability that management relies upon in monitoring the performance of the business.

Disclosure of these measures, which are presented below, provides investors with additional detail regarding how management evaluates the Company’s performance.

	For the quarters ended
	June 30, 2017	March 31, 2017	June 30, 2016
	(dollars in thousands)
Economic Metrics (Excluding PAA)
Interest income (excluding PAA) *	$610,126	$605,597	$542,701
Average interest earning assets	$83,427,268	$85,664,151	$73,587,753
Average yield on interest earning assets (excluding PAA) *	2.93%	2.83%	2.95%
Economic interest expense *	$306,533	$287,391	$261,056
Average interest bearing liabilities	$70,486,779	$72,422,968	$62,049,474
Average cost of interest bearing liabilities	1.74%	1.59%	1.68%
Net interest spread (excluding PAA) *	1.19%	1.24%	1.27%
Net interest margin (excluding PAA) *	1.53%	1.55%	1.54%

*	Represents a non-GAAP financial measure.